Consent of Independent Auditors

We consent to the incorporation by reference of our report dated June 17, 2014 with respect to the financial statements of Pixartprinting S.P.A. in the Registration Statements (Form S-8 Nos. 333-129912, 333-133797, 333-147753, and 333-176421) pertaining to the Amended and Restated 2000-2002 Share Incentive Plan, the Amended and Restated 2005 Equity Incentive Plan, the 2005 Non-Employee Directors’ Share Option Plan and the 2011 Equity Incentive Plan of Vistaprint N.V.

/s/ Reconta Ernst & Young S.p.A.
Verona, Italy
June 17, 2014